Exhibit 99.1

Melinta Therapeutics Announces Appointment of John H. Johnson as Interim Chief Executive Officer

New Haven, Conn., October 22, 2018 – Melinta Therapeutics, Inc., (NASDAQ: MLNT), a commercial-stage company discovering, developing and commercializing novel antibiotics to treat serious bacterial infections, announced today that its board of directors has appointed John H. Johnson as interim chief executive officer (CEO), effective immediately. Mr. Johnson, a director of Melinta, succeeds Dan Wechsler, who is stepping down from his role as president, CEO and director to pursue other opportunities. The Board and Mr. Wechsler mutually agreed that now is the right time to transition leadership of the Company.

“John is an accomplished biopharmaceutical industry leader with more than 20 years of direct expertise in the antibiotics space, and we are pleased that he is leading Melinta during this pivotal time. Under John’s leadership, we are confident that sales of commercial products, Baxdela™ (delafloxacin), Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection, will continue to accelerate, and that he will focus on strengthening the financial position of Melinta by optimizing the integrations of the infectious disease business of The Medicines Company and Cempra,” said Kevin Ferro, chairman of Melinta Therapeutics.

“I am pleased to serve as interim CEO of Melinta and will continue to work closely with the board of directors, executive management and the broader team to further advance the Company’s mission to provide life-saving therapeutic solutions that address the evolving global threat of bacterial infections and antibiotic resistance. This is an exciting time for Melinta and I look forward to contributing to the continued growth and future success of the Company by delivering anti-infective solutions to patients,” said John H. Johnson, interim chief executive officer and director of Melinta Therapeutics.

Mr. Ferro added, “On behalf of the board of directors, we would like to thank Dan for his contributions to the Company and we wish him well in his future endeavors.”

John H. Johnson has more than 30 years of biopharmaceutical industry, executive leadership and commercial experience at leading global organizations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. In addition to Melinta, Mr. Johnson currently serves on the boards of Aveo Oncology, Histogenics Corporation, Portola Pharmaceuticals, Inc., and is chairman of Strongbridge Biopharma plc. Mr. Johnson previously served as a director at Cempra and Sucampo. He also previously served as president and chief executive officer of Dendreon Corporation from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. Prior to this role, Mr. Johnson served as president of Eli Lilly & Company’s Global Oncology Unit following the company’s 2008 acquisition of ImClone Systems Incorporated, where he served as chief executive officer and on ImClone’s board. Prior to ImClone, Mr. Johnson served as the company group chairman of biopharmaceuticals within Johnson & Johnson, where he was responsible for biotechnology, immunology and oncology commercial business units. Prior to that role, he held several executive positions at Johnson & Johnson, Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer Inc. While at Ortho-McNeil, Mr. Johnson was responsible for the company’s anti-infectives portfolio. During his career, Mr. Johnson also served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organizations (BIO), and BioNJ.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela™ (delafloxacin), Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. It also has an extensive pipeline of preclinical and clinical-stage products representing many important classes of antibiotics, each targeted at a different segment of the anti-infective market. Together, this portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to: the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; the fact that our independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains an explanatory paragraph that states that the our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to our commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial amount of shares of common stock may be sold into the public markets by one or more of our large shareholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Contact Information:

Media Inquiries:

Elixir Health Public Relations

Lindsay Rocco

+1 862-596-1304

lrocco@elixirhealthpr.com

Investor Inquiries:

Lisa DeFrancesco

+1 908-617-1358